Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92564) of Lakeland Industries, Inc. of our report dated April 7, 2003 relating to the financial statements and financial statement schedule of Lakeland Industries, Inc. as of and for the year ended January 31, 2003, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




Pricewaterhouse Coopers LLP
Melville, New York
April 21, 2003



                                                                      EXHIBIT 11

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 15, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Lakeland Industries, Inc. and Subsidiaries on Form 10-K for the fiscal year ended January 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lakeland Industries, Inc. and Subsidiaries on Form S-8 (File No. 33-92564, effective May 15, 1995).




GRANT THORNTON LLP


Melville, New York
April 28, 2003